UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2024

Longboard Pharmaceuticals, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	1-40192	84-5009619
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 950 La Jolla, CA	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 789-9283

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	LBPH	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On December 2, 2024, H. Lundbeck A/S, a Danish aktieselskab (“Parent”), completed the previously announced acquisition of Longboard Pharmaceuticals, Inc., a Delaware corporation (the “Company” or “Longboard”), pursuant to an Agreement and Plan of Merger, dated as of October 14, 2024 (the “Merger Agreement”), by and among the Company, Parent, Lundbeck LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of Parent (“Payor”), and Langkawi Corporation, a Delaware corporation and a direct wholly owned subsidiary of Payor (“Purchaser”).

Item 1.02.	Termination of Material Definitive Agreement

Immediately following the effective time of the Merger (as defined below) on December 2, 2024 (the “Effective Time”), the Company terminated the Company’s 2020 Equity Incentive Plan and the Company’s 2021 Equity Incentive Plan (together with the Company’s 2020 Equity Incentive Plan, the “Equity Plans”) and the Company’s 2021 Employee Stock Purchase Plan.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As previously disclosed, pursuant to the Merger Agreement, Purchaser commenced a cash tender offer to acquire all of the outstanding shares of common stock of the Company, par value $0.0001 per share (the “Shares”), at a price of $60.00 per Share (the “Offer Price”), in cash, without interest and subject to any applicable withholding of taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 30, 2024 (as amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal” and, together with the Offer to Purchase and other related materials, each as amended or supplemented from time to time, the “Offer”).

The Offer expired at one minute following 11:59 p.m., Eastern Time, on November 27, 2024 (the “Expiration Time”) and was not extended. According to Broadridge Corporate Issuer Solutions, LLC, the depositary for the Offer (the “Depositary”), 30,618,257 voting Shares were validly tendered and not validly withdrawn, representing approximately 88.6% of the issued and outstanding voting Shares as of the Expiration Time. As of the Expiration Time, a sufficient number of voting Shares were validly tendered and not validly withdrawn such that the minimum tender condition to the Offer, as set forth in the Offer to Purchase, was satisfied. Each condition to the Offer was satisfied or waived, and on December 2, 2024, Purchaser irrevocably accepted for payment all Shares that were validly tendered and not validly withdrawn pursuant to the Offer. Parent shall cause the Depositary to pay and deliver, as promptly as practicable, the Merger Consideration (as defined below) to each holder of Shares accepted for payment pursuant to the Offer.

On December 2, 2024, following consummation of the Offer, Purchaser merged with and into the Company (the “Merger”), with the Company surviving as an indirect wholly owned subsidiary of Parent. The Merger was governed by Section 251(h) of the Delaware General Corporation Law (the “DGCL”), without a vote of the stockholders of the Company being required to consummate the Merger. At the Effective Time, each Share then outstanding (other than (i) Shares held by the Company or held in the Company’s treasury, (ii) Shares held by Parent, Purchaser or any other direct or indirect wholly owned subsidiary of Parent, (iii) Shares irrevocably accepted for purchase in the Offer, and (iv) Shares outstanding immediately prior to the Effective Time that were held by holders who were entitled to demand appraisal rights under Section 262 of the DGCL, who had properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time had neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL) was automatically converted into the right to receive the Offer Price (the “Merger Consideration”), in cash, without interest and subject to any applicable withholding of taxes.

Each of the Company’s stock options (the “Options”), to the extent unvested, that was outstanding as of immediately prior to the Effective Time was accelerated and became fully vested and exercisable effective immediately prior to, and contingent upon the occurrence of, the Effective Time. As of the Effective Time, each Option that was then outstanding and unexercised was cancelled and converted into the right to receive cash, without interest, equal to the product of (a) the total number of Shares subject to such Option immediately prior to the Effective Time, multiplied by (b) the excess of the Merger Consideration over the exercise price payable per Share under such Option.

Each restricted stock unit award (the “RSUs”) outstanding as of immediately prior to the Effective Time, whether vested or unvested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (a) the total number of Shares issuable in settlement of such RSU immediately prior to the Effective Time, multiplied by (b) the Merger Consideration.

Each retention RSU (the “Retention RSUs”) whether vested or unvested, became the right to receive an amount in cash, without interest, equal to the product of (i) the total number of Shares issuable in settlement of such Retention RSU immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration, subject to any applicable withholding of taxes, payable in accordance with, and subject to satisfaction of, the remaining vesting schedule of the Retention RSUs as in effect immediately prior to the Effective Time.

The foregoing summary of the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Merger Agreement, which is incorporated herein by reference and attached hereto as Exhibit 2.1 to this Current Report on Form 8-K.

The information contained in the Introductory Note and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

In connection with the consummation of the Merger, the Company (i) notified the Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and (ii) requested that Nasdaq (A) suspend trading of, and delist, the Shares effective before the opening of trading on December 2, 2024, and (B) file with the Securities and Exchange Commission (“SEC”) a Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company also intends to file with the SEC a Certification and Notice of Termination of Registration on Form 15 under the Exchange Act, requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act as promptly as practicable.

Item 3.03.	Material Modification to Rights of Security Holders

The information contained in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

The information contained in the Introductory Note and Items 2.01, 5.02 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Offer and the Merger pursuant to Section 251(h) of the DGCL, on December 2, 2024, a change of control of the Company occurred. At the Effective Time, the Company became a wholly owned subsidiary of Parent.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information contained in the Introductory Note and Item 1.02 and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Directors and Officers

Pursuant to the Merger Agreement, as of the Effective Time, each of Kevin R. Lind, Paul Sekhri, Vincent Aurentz, Corrine Le Goff, Pharm.D., Casey Lynch and Phillip Schneider resigned and ceased to be directors of Longboard and members of any committee of Longboard’s board of directors. These resignations were not a result of any disagreement between Longboard and the directors on any matter relating to Longboard’s operations, policies or practices.

Pursuant to the Merger Agreement, as of the Effective Time, each of Kevin R. Lind, Brandi Roberts, Randall Kaye, Steven Spector, and Chad Orevillo resigned as corporate officers of Longboard.

Pursuant to the Merger Agreement, as of the Effective Time, the directors and officers of Purchaser immediately prior to the Effective Time became the directors and officers of Longboard. The director of Purchaser immediately prior to the Effective Time was Thomas Gibbs. The officers of Purchaser immediately prior to the Effective Time were Thomas Gibbs, President; Thomas D. Forrester, Secretary; and Markus Kede, Treasurer. Information regarding the new director and executive officers has been previously disclosed in Schedule I of the Offer to Purchase to the Tender Offer Statement on Schedule TO filed by Lundbeck, Payor and Purchaser with the SEC on October 30, 2024, as subsequently amended, which is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were amended and restated in their entirety, as set forth in Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit	Description

2.1*
Agreement and Plan of Merger, dated as of October 14, 2024, by and among Longboard Pharmaceuticals, Inc., H. Lundbeck A/S, Lundbeck LLC and Langkawi Corporation (incorporated by reference to Exhibit 2.1 to Longboard’s Current Report on Form 8-K, filed October 15, 2024).

3.1	Fourth Amended and Restated Certificate of Incorporation of Longboard Pharmaceuticals, Inc. (filed herewith)
3.2	Amended and Restated Bylaws of Longboard Pharmaceuticals, Inc. (filed herewith)
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Longboard Pharmaceuticals, Inc.

Date: December 2, 2024	By:	/s/ Thomas Gibbs
Thomas Gibbs
President